EXHIBIT 99.1

DELTA PETROLEUM CORPORATION
Roger A. Parker, Chairman and CEO
Kevin K. Nanke, Treasurer and CFO
John R. Wallace, President and COO
Dave Donegan, VP Corporate Communications
370 17th Street, Suite 4300
Denver, Colorado 80202

For Immediate Release

                          DELTA PETROLEUM CORPORATION
                 2006 REVENUE INCREASES 64% TO $176.6 MILLION

                    EBITDAX INCREASES 40% TO $76.9 MILLION

     DENVER, Colorado (March 1, 2007) -- Delta Petroleum Corporation (NASDAQ Global Market: DPTR), an independent energy exploration and development company, today announced its unaudited financial and operating results for the quarter and year ended December 31, 2006.

OPERATIONAL HIGHLIGHTS FOR 2006

     * Proved reserves increased 23% net of sales
     * Reserve replacement equivalent to 429% of 2006 production
     * Oil and gas sales increased 27% to $124.2 million
     * Significant new discoveries - Paradox Basin, Utah

     For the year ended December 31, 2006, Delta reported that revenue from continuing operations increased 64% to $176.6 million, when compared with $107.5 million in 2005. Revenue from oil and gas sales increased 27% to $124.2 million (vs. $97.8 million), while revenue from contract drilling and trucking fees increased 320% to $57.1 million (vs. $13.6 million). EBITDAX, (a non-GAAP measure described below) increased 40% to $76.9 million for the year ended December 31, 2006 compared to $54.9 million for the previous year.

     For the quarter ended December 31, 2006, the Company reported a net loss of $10.5 million, or $0.20 per diluted share, on revenue of $44.1 million, compared with revenue of $31.2 million and net income of $1.6 million, or $0.03 per diluted share, in the fourth quarter of the previous year. EBITDAX increased 68% to $18 million for the quarter ended December 31, 2006 when compared with $10.7 million in the fourth quarter of the previous year.

     For the twelve months ended December 31, 2006, the Company's production increased 12% to 16.1 Bcfe, while production from continuing operations rose 23% to 15.4 Bcfe. As of December 31, 2006, the Company's outside reserve engineering firm estimated the Company's proved reserves at approximately
302.4 Bcfe, an increase of 12% over proved reserves of 269.4 Bcfe at December 31, 2005. Excluding 27.7 Bcfe in property sales during the most recent year, proved reserves increased by 23% in 2006. The Company added reserves from discoveries and field extensions, combined with revisions of previous estimates, of approximately 69.3 Bcfe during 2006, which was equivalent to 429% of 2006 production.

     For the quarter ended December 31, 2006 the Company reported total production of 3.75 billion cubic feet of gas equivalents (Bcfe) and production from continuing operations of 3.68 Bcfe, both of which were in line with previously issued guidance.

     Net income for the twelve months ended December 31, 2006 declined to $435,000, or $.01 per diluted share, in 2006, compared with $5.7 million, or $0.13 per diluted share, in the year ended December 31, 2005. The reduction in net income was largely attributable to lower realized natural gas prices of $5.93 per thousand cubic feet of gas equivalents (Mcfe) in 2006, versus $7.17 per Mcfe in 2005, increased non-cash operating expenses (e.g., depreciation, depletion and amortization of oil and gas assets), abandonment and impaired property expenses, increases in lease operating expenses, and higher general and administrative expenses.

     Depreciation, depletion and amortization (DD&A) expenses increased 130% to $64.1 million in 2006, when compared with $27.9 million in the year ended December 31, 2005. DD&A expenses for onshore properties increased to $3.98 per Mcfe during 2006 from $2.35 per Mcfe in the previous year. The depletion rate increase was partially due to certain deep, multi-stage completion projects wherein the majority of well costs are depleted over completed zones that did not meet initial expectations. Also, a $3.0 million developmental dry hole was added to the depletion pool in 2006. The Company expects DD&A expenses to decrease on a per unit basis in 2007, primarily due to divestitures of fields that currently experience abnormally high depletion rates. Depreciation and amortization expenses relating to drilling and trucking activities increased to $16.4 million in the year ended December 31, 2006, versus $4.0 million in 2005, reflecting additional DHS Drilling Company rigs in operation.

     During 2006, the Company recorded an impairment of $10.4 million on certain eastern Colorado properties, primarily due to lower Rocky Mountain natural gas prices. In addition, an impairment of $1.0 million was recorded on certain Oklahoma properties that were held for sale at December 31, 2006.

     Lease operating expense from continuing operations involving onshore properties increased to $1.34 per Mcfe in 2006, compared with $1.08 per Mcfe in the previous year. Lease operating expense from continuing operations involving offshore properties declined to $3.75 per Mcfe for the year ended December 31, 2006, versus $4.42 per Mcfe in 2005. The increase in onshore per-unit lease operating expenses reflected generally rising field costs resulting from increased demand for services.

     General and administrative expense increased 35% to $35.7 million in the year ended December 31, 2006, compared with $26.5 million in the year ended December 31, 2005. The increase in general and administrative expense was primarily due to increased equity and compensation expense and a 44% increase in technical and administrative staff and related personnel costs. Approximately $1.7 million of the increase was related to higher DHS general and administrative expenses, reflecting additional headcount growth during the past year and a full year of operations in 2006 (vs. nine months of operations in 2005).

     The Company recognized a $14.8 million loss on ineffective hedges in its statements of operations for the year ended December 31, 2006 due to unusually high gas prices, and an $11.7 million gain during 2006 as prices returned to current levels. As commodity prices fluctuate, Delta records NYMEX gas derivative contracts at market value at the end of each fiscal period, with any changes in market value reflected in unrealized gains or losses on ineffective derivative contracts in its statement of operations.

     Interest and financing costs increased 82% to $26.9 million in 2006, when compared with $14.8 million in the year ended December 31, 2005, primarily due to increased average amounts outstanding under corporate credit facilities, higher interest rates and an increase in outstanding long-term debt related to the DHS credit facility. In addition, DHS incurred a pre-payment penalty of $820,000 and wrote-off deferred financing costs of $431,000 in 2006, when it repaid and replaced a term loan with a lower interest rate term loan.

PRODUCTION VOLUMES, UNIT PRICES AND COSTS

Production and Cost Information:

     Production volumes, average prices received and costs per equivalent Mcf for the years ended December 31, 2006 and 2005 were as follows:

                                              Year Ended December 31,
                                      ---------------------------------------
                                            2006                  2005
                                      ------------------   ------------------
                                      Onshore   Offshore   Onshore   Offshore
                                      -------   --------   -------   --------
Production - Continuing Operations:
  Oil (MBbl)                            1,113        162       736       162
  Gas (MMcf)                            7,713        -       7,131       -

Production - Discontinued Operations:
  Oil (MBbl)                               79        -         160       -
  Gas (MMcf)                              309        -         967       -

Total Production (MMcfe)               15,172        975    13,474       972

Average Price - Continuing Operations:
  Oil (per barrel)                     $63.71     $46.75    $54.34    $41.46
  Gas (per Mcf)                        $ 5.93     $ -       $ 7.17    $  -

Costs per Mcfe - Continuing Operations:
  Hedge effect                         $ (.33)    $ -       $ (.73)   $  -
  Lease operating expense              $ 1.34     $ 3.75    $ 1.08    $ 4.42
  Production taxes and transportation
    costs                              $  .56     $  .05    $  .59    $  .06
  Depreciation, depletion and
    amortization expense               $ 3.98     $ 1.08    $ 2.35    $  .79




Production volumes, average prices received and cost per equivalent Mcf for the quarters ended December 31, 2006 and 2005 are as follows:

                                             Quarter Ended December 31,
                                      ---------------------------------------
                                            2006                  2005
                                      ------------------   ------------------
                                      Onshore   Offshore   Onshore   Offshore
                                      -------   --------   -------   --------
Production:
  Oil (MBbl)                              250         38       186         45
  Gas (MMcf)                            1,954       -        1,438       -

Total Production (MMcfe)                3,450        231     2,559        272

Average Price
  Oil (per barrel)                    $ 57.36      41.15    58.44       44.90
  Gas (per Mcf)                       $  5.50                9.50

Costs per Mcfe - Continuing Operations:
  Hedge effect                        $  (.17)      -        (.56)       -
  Lease operating expense             $  1.44       2.49     1.25        3.49
  Production taxes and transportation
    costs                             $   .39        .04      .69         .05
  Depreciation, depletion, and
    amortization expense              $  5.25       1.48      .74        2.83


RESERVES AND RESERVE GROWTH

The following table presents information regarding the Company's primary oil and natural gas areas of operations as of December 31, 2006:

                                  Proved      %                    2006
                                 Reserves   Natural  % Proved   Production
Areas of Operations              (Bcfe)(1)   Gas     Developed  (MMcfe/d)(2)
-------------------              ---------  -------  ---------  ------------

Rocky Mountain Region               159.7     88.9%    20.1%        9.2
Gulf Coast Region                   111.0     55.3%    44.3%       25.4
Offshore California                   2.8        -%   100.0%        2.7
Other                                28.9     74.0%    64.7%        6.9
                                    -----     ----    -----        ----
Total                               302.4     74.3%    34.0%       44.2
                                    -----     ----    -----        ----

(1)   Bcfe means billion cubic feet of gas equivalent
(2)   MMcfe/d means million cubic feet of gas equivalent per day



                                       Onshore         Offshore   Equivalent
                                    GAS       OIL        OIL        Gas(1)
                                  (MMcf)    (MBbl)       MBbl)      MMcfe)
                                  -------   -------    --------   ----------
                                        (In thousands)

Estimated Proved Reserves:
 Balance at December 31, 2005     181,154    13,760        949       269,408
   Revisions of quantity estimate (23,050)   (2,943)      (328)      (42,676)
   Extensions and discoveries      90,738     3,533       -          111,936
   Purchase of properties           7,590         3       -            7,608
   Sale of properties             (23,706)     (673)      -          (27,744)
   Production                      (8,022)   (1,192)      (162)      (16,146)
                                  -------    ------       ----       -------
Estimated Proved Reserves:
 Balance at December 31, 2006     224,704    12,488        459       302,386
                                  -------    ------       ----       -------

(1) Each Bbl of oil is converted to 6 Mcfe of gas

     Total costs incurred in oil and gas operations during 2006, including acquisition, leasehold, drilling, completion, seismic, asset retirement obligations and all other capitalized oil and gas related costs, approximated $275.4 million.

DEVELOPMENTS SUBSEQUENT TO YEAR-END 2006

     On January 10, 2007, the Company sold certain non-core properties located in Padgett Field, Kansas for proceeds of $5.6 million. These properties were included in assets held for sale as of December 31, 2006.

     On January 25, 2007, Delta announced an offering of 2,768,000 shares of common stock priced at $20.98 per share. Net proceeds from the equity offering approximated $56.6 million, and proceeds were used to repay a $25.0 million unsecured term loan and reduce outstanding indebtedness under the Company's credit facility. The Company intends to increase borrowings under its credit facility to fund exploration and development activities, working capital requirements and other general corporate activities.

     On February 13, 2007, Delta entered into a purchase and sale agreement to divest itself of certain non-core properties located in the Permian Basin and the Gulf Coast. This transaction is scheduled to close during March 2007 for proceeds of approximately $31.5 million, subject to normal closing adjustments. Daily production from the properties approximated 4.0 Mmcfe
(net).

OPERATIONS UPDATE

     Vega Unit, Piceance Basin, CO, 100% WI - The Company is currently producing approximately 13 Mmcf per day (10.4 MMcfd net) and continues to develop the field with two DHS drilling rigs.

     Howard Ranch Area, Wind River Basin, WY, 50-100% WI - The Company has executed a Purchase and Sale Agreement to acquire approximately 38,000 net acres in the Wind River Basin from a private entity. The acquisition includes interests in six existing wells, two of which will be operated by the Company. The acreage is primarily in close proximity to the Company's Howard Ranch development project, where the Company is permitting numerous wells to exploit productive reservoirs in the Lower Fort Union formation. Production results from numerous wells drilled by other operators and the Company have determined that development of the Lower Fort Union formation should be a low finding cost repeatable resource play that will extend over a large area. Initial expectations are that wells can be drilled and completed for $1.65 million each with average reserve recoveries of 1.3 Bcfe per well. When completed, the acreage acquisition will give the Company approximately 600 prospective locations on a 40-acre spacing pattern. A continuous drilling program in the Howard Ranch area should begin early in the second quarter of 2007.

     Greentown and Salt Valley projects, Paradox Basin, UT and CO, 70% WI - The Company is permitting additional development and exploratory locations in both of these projects to further test the acreage surrounding 2006 discoveries and expects to begin a drilling program in the second quarter of 2007. Several wells are being permitted to test three other exploration projects in the basin and should be drilled during the second half of 2007. The Company has also begun the permitting and staking process for a 23-mile natural gas pipeline to connect the new discoveries to an interstate pipeline.

     Newton Field, SE Gulf Coast, TX, 100% WI - The pipeline that serviced the Company's gas production in Newton County was placed back in service on January 30, 2007 after being shut-in for integrity testing and repairs on December 17, 2006. The Company plans additional drilling activity to exploit numerous prospects identified through the Company's 3-D seismic program.

     Midway Loop Area, SE Gulf Coast, TX, 10%-55% WI - The Company re-drilled the southern lateral of the BP America Delta #1 (55% WI), and the well was placed on production in early February at an initial production rate of 11 MMcf and 230 barrels of condensate per day (Bcpd). The Company has reached total depth on the Simmons A70 2H (45% WI), which should be connected to the production sales line within the next few weeks.

     Central Utah Hingeline Project, UT, 65% WI - The Company is integrating the results of the Joseph Federal #1 dry hole into its overall geologic model of the central Utah overthrust belt. The Company is currently gathering seismic, magnetic and other geophysical data on its remaining 20 structural prospects and expects to commence drilling on another prospect by mid-year 2007.

     Columbia River Basin, WA - The Company is permitting three wells in the basin and expects to spud its first operated well during the third quarter of 2007.

2007 OUTLOOK

     The Company has budgeted $175 to $215 million in drilling capital expenditures during 2007, of which approximately 80% will involve Rocky Mountain development and exploration projects. Included in the total, the Company expects to spend $92-$100 million in the Piceance Basin, $25-$35 million in the Paradox Basin and $25-30 million in the Wind River Basin. Delta has also budgeted $25-$30 million for drilling activities in the Texas Gulf Coast region.

PRODUCTION GUIDANCE

     The Company estimates that its production for the quarter ending March 31, 2007 will be between 4.3 and 4.6 Bcfe, which is within its previous guidance range.

COMMODITY HEDGES

     From time to time, the Company enters into hedging agreements with other parties to mitigate the risk of commodity price volatility. The following table summarizes Delta's derivative contracts outstanding at December 31, 2006:



                                                                                        Net Fair
                                                                                       Value Asset
                                                                                     (Liability) at
                                    Price Floor /                                      December 31,
Commodity           Volume          Price Ceiling           Term             Index        2006
----------    ------------------    ---------------  -------------------   ---------  -------------
                                                                                     (In thousands)
Contracts that qualify for hedge accounting

Crude oil     25,000 Bbls / month   $35.00 / $61.80  July '06 - June '07   NYMEX-WTI     $ (613)
Crude oil     75,000 Bbls / month   $65.00 / $84.00  Jan  '07 - Dec  '07   NYMEX-WTI       3,455
Crude oil     25,000 Bbls / month   $65.00 / $82.65  July '07 - Dec  '07   NYMEX-WTI         558
Natural gas   15,000 MMBtu / day    $ 6.00 / $ 7.55  Apr  '07 - June '07   CIG             1,617
Natural gas   15,000 MMBtu / day    $ 6.00 / $ 8.45  July '07 - Sept '07   CIG             1,600
Natural gas   15,000 MMBtu / day    $ 7.00 / $ 9.15  Oct  '07 - Dec  '07   CIG             2,192

Contracts that do not qualify for hedge accounting

Natural gas   13,000 MMBtu / day    $ 5.00 / $10.20  July '06 - Mar '07    NYMEX-H HUB        22
Natural gas   10,000 MMBtu / day    $ 7.00 / $11.40  July '07 - Sept '07   NYMEX-H HUB       739
Natural gas   10,000 MMBtu / day    $ 7.00 / $16.30  Oct  '07 - Dec  '07   NYMEX-H HUB       616
                                                                                         -------
                                                                                         $10,186
                                                                                         -------




The net fair value of the Company's aggregate derivative instruments approximated $10.2 million on December 31, 2006 and $6.9 million as of February 26, 2007.

Earnings Release and Investor Conference Call

     A conference call has been scheduled for 12:00 noon EST today, Thursday, March 1, 2007.

     Shareholders and other interested parties may participate in the conference call by dialing 888-694-4676 (international/local participants dial 973-582-2737) and referencing the ID code 8437408, a few minutes before 12:00 noon EST on March 1, 2007. The call will also be broadcast live on the Internet at http://www.videonewswire.com/event.asp?id=37955 or can be accessed through the Company's website:

                http://www.deltapetro.com/eventscalendar.html

A replay of the conference call will be available two hours after the completion of the conference call from March 1, 2007 until March 8, 2007 by dialing 877-519-4471 (international/local participants dial 973-341-3080) and entering the conference ID code 8437408. The call will also be archived on the Internet through May 30, 2007 at:

               http://www.videonewswire.com/event.asp?id=37955

     Delta Petroleum Corporation is an oil and gas exploration and development company based in Denver, Colorado. The Company's core areas of operations are the Rocky Mountain and Gulf Coast Regions, which comprise the majority of its proved reserves, production and long term growth prospects. Its common stock is traded on the NASDAQ Global Market System under the symbol "DPTR."




Forward-looking statements in this announcement are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the costs of exploring and developing new oil and natural gas reserves, the price for which such reserves can be sold, environmental concerns effecting the drilling of oil and natural gas wells, as well as general market conditions, competition and pricing. Please refer to the Company's Forms 10-K, 10-Q and 8-K as filed with the Securities and Exchange Commission for additional information.

Due to the shortened time period for filing and increased audit procedures now required under the Sarbanes Oxley Act of 2002, we were not able to complete the income tax review audit procedures necessary for the timely filing of our Form 10-K. Accordingly, not all of the audit procedures for the financial information reflected in this press release have been completed at this time and it is possible that some amounts reflected herein could change upon the final completion of our audit, although we do not expect that any such changes would be material.


For further information contact the Company at (303) 293-9133 or via email at:

                              info@deltapetro.com

                                        or

RJ Falkner & Company, Inc., Investor Relations Counsel, at (800) 377-9893 or via email at:

                               info@rjfalkner.com



                       SOURCE: Delta Petroleum Corporation



DELTA PETROLEUM CORPORATION
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)

                                                  December 31,   December 31,
                                                     2006           2005
                                                  ------------   ------------
                                                        (In thousands)
ASSETS
Current assets:
 Cash and cash equivalents                         $   7,666      $   5,519
 Assets held for sale                                  5,397         19,215
 Trade accounts receivable, net of allowance
  for doubtful accounts, of $100 and $100,
  respectively                                        29,503         22,202
 Prepaid assets                                        4,384          3,442
 Inventory                                             2,851          3,285
 Deferred tax asset                                     -             5,237
 Derivative instruments                               10,799             89
 Other current assets                                  2,769          2,600
                                                   ---------      ---------
     Total current assets                             63,369         61,589

Property and equipment:
 Oil and gas properties, successful efforts
  method of accounting:
   Unproved                                          218,380        167,143
   Proved                                            591,149        438,666
 Drilling and trucking equipment, including
  deposits on equipment of zero and $5,000,
  respectively                                       136,038         64,129
 Pipeline and gathering system                        14,909          7,828
 Other                                                13,983          4,981
                                                   ---------      ---------
     Total property and equipment                    974,459        682,747
 Less accumulated depreciation and depletion        (132,814)       (61,593)
                                                   ---------      ---------
     Net property and equipment                      841,645        621,154

Long-term assets:
 Deferred financing costs                              6,928          5,291
 Derivative instruments                                 -               163
 Goodwill                                              7,747          2,341
 Other long-term assets                                9,655            511
 Deferred tax assets                                    -             1,322
 Investment in LNG project                              -             1,022
                                                   ---------      ---------
     Total long-term assets                           24,330         10,650
                                                   ---------      ---------
     Total assets                                  $ 929,344      $ 693,393
                                                   ---------      ---------
LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
  Current portion of long-term debt                $     816      $   7,073
  Accounts payable                                    84,439         67,772
  Other accrued liabilities                           10,818         19,462
  Deferred tax liability                               2,893           -
  Derivative instruments                                 613         12,465
                                                   ---------      ---------
     Total current liabilities                        99,579        106,772

Long-term liabilities:
 7% Senior notes, unsecured                          149,384        149,309
 Credit facility                                     118,000         64,270
 Unsecured term loan                                  25,000           -
 Credit facility/Term loan - DHS                      74,050         28,000
 Asset retirement obligation                           4,034          3,002
 Derivative instruments                                 -             6,009
 Deferred tax liability                                3,660           -
 Other debt, net                                          14             80
                                                   ---------      ---------
     Total long-term liabilities                     374,142        250,670

Minority interest                                     27,390         15,496

Commitments and contingencies

     Total stockholders' equity                      428,233        320,455
                                                   ---------      ---------

     Total liabilities and stockholders' equity    $ 929,344      $ 693,393
                                                   ---------      ---------



DELTA PETROLEUM CORPORATION
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)



                                             Years Ended         Three Months Ended
                                             December 31,           December 31,
                                           2006       2005        2006        2005
                                         --------   --------    --------    --------
Revenue:
 Oil and gas sales                       $124,212   $ 97,830    $ 26,636    $ 26,607
 Contract drilling and trucking fees       57,149     13,592      16,910       5,986
 Realized loss on derivative instruments,
   net                                     (4,712)    (3,950)        570      (1,441)
                                         --------   --------    --------    --------
     Total Revenue                        176,649    107,472      44,116      31,152

Operating Expenses:
 Lease operating expense                   22,935     16,738       5,561       4,141
 Transportation expense                     1,231      1,194         (33)        342
 Production taxes                           6,755      5,674       1,375       1,157
 Depreciation, depletion and amortization
  - oil and gas                            64,068     27,871      18,443       7,443
 Depreciation and amortization -
  drilling and trucking                    16,404      3,987       5,303       1,905
 Exploration expense                        4,690      6,933       1,288       2,560
 Dry hole costs                             4,323      4,171       2,690       2,309
 Abandoned and impaired properties         11,359      1,350         350        -
 Drilling and trucking operations          34,163      9,413       9,990       3,706
 General and administrative                35,696     26,470       8,847       9,119
 Gain on sale of oil and gas properties   (20,034)      -         (1,185)       -
                                         --------   --------    --------    --------
     Total operating expenses             181,590    103,801      52,629      32,682
                                         --------   --------    --------    --------
Operating income (loss)                    (4,941)     3,671      (8,513)     (1,530)

Other income and (expense):
 Other income (expense)                       421       (170)         49         109
 Gain on sale of marketable securities       -         1,194        -           -
 Gain on sale of investment in LNG          1,058       -           -           -
 Gain (loss) on ineffective derivative
  instruments, net                         11,722    (14,767)        370       5,126
 Minority interest                         (2,595)        14      (1,020)       (157)
 Interest and financing costs             (26,891)   (14,797)     (7,582)     (5,056)
                                         --------   --------    --------    --------
     Total other income (expense)         (16,285)   (28,526)     (8,183)         22
                                         --------   --------    --------    --------



Loss from continuing operations before
 income taxes and discontinued
 operations                               (21,226)   (24,855)    (16,696)     (1,508)

Income tax benefit                          7,931     13,510       6,225         339
                                         --------   --------    --------    --------
Loss from continuing operations           (13,295)   (11,345)    (10,471)     (1,169)
 Income from discontinued operations
  of properties sold, net of tax            1,458      5,263         141         730
 Gain on sale of oil and gas properties,
  net of tax                                6,712     11,788          23       2,012
 Extraordinary gain, net of tax             5,560       -           (192)       -
                                         --------   --------    --------    --------
Net income (loss)                        $    435   $  5,706    $(10,499)   $  1,573
                                         --------   --------    --------    --------
Basic income (loss) per common share:
 Loss from continuing operations         $   (.26)  $   (.26)   $   (.20)   $   (.03)
 Discontinued operations                      .16        .39        -            .06
 Extraordinary gain, net of tax               .11       -           -           -
                                         --------   --------    --------    --------
 Net income (loss)                       $    .01   $    .13    $   (.20)   $    .03
                                         --------   --------    --------    --------

Diluted income (loss) per common share:
 Loss from continuing operations         $   (.26)  $   (.26)   $   (.20)   $   (.03)
 Discontinued operations                      .16        .39        -            .06
 Extraordinary gain, net of tax               .11       -           -           -
                                         --------   --------    --------    --------
 Net income (loss)                       $    .01   $    .13    $   (.20)   $    .03
                                         --------   --------    --------    --------




DELTA PETROLEUM CORPORATION
RECONCILIATION OF OPERATING EBITDAX
(in thousands)
(unaudited)

THREE MONTHS ENDED:
                                                 December 31,   December 31,
                                                    2006           2005
                                                 ------------   ------------

Net income (loss)                                 $(10,500)      $  1,573

Income tax benefit                                  (6,371)        (4,792)
Interest and financing costs                         7,582          5,056
Depletion, depreciation and amortization            24,009         10,014
(Gain) loss on sale of oil and gas properties
  and other investments                             (1,198)         2,972
Unrealized gains on derivative contracts              (179)        (8,971)
Exploration and dry hole costs                       3,978          4,869
Abandoned and impaired properties                      350           -
Extraordinary loss                                     303           -
                                                  --------       --------
EBITDAX*                                          $ 17,974       $ 10,721
                                                  --------       --------

THREE MONTHS ENDED:
                                                 December 31,   December 31,
                                                    2006           2005
                                                 ------------   ------------

CASH PROVIDED BY OPERATING ACTIVITIES             $ 25,162       $ 25,308

Changes in assets and liabilities                  (15,125)       (21,501)
Interest net of financing costs                      6,743          4,733
Exploration and dry hole costs                       3,978          4,869
Other non-cash items                                 2,784         (2,688)
                                                  --------       --------
EBITDAX*                                          $ 17,974       $ 10,721
                                                  --------       --------



TWELVE MONTHS ENDED:
                                                 December 31,   December 31,
                                                    2006           2005
                                                 ------------   ------------

NET INCOME                                        $    435       $  5,706

Income tax benefit                                    (502)       (10,381)
Interest and financing costs                        26,891         14,797
Depletion, depreciation and amortization            82,596         35,063
Gain on sale of oil and gas properties
 and other investments                             (31,867)       (12,982)
Unrealized (gains) loss on derivative contracts    (12,205)        10,203
Exploration and dry hole costs                       9,013         12,454
Abandoned and impaired properties                   11,359           -
Extraordinary gain                                  (8,776)          -
                                                  --------       --------
EBITDAX*                                          $ 76,944       $ 54,860
                                                  --------       --------
TWELVE MONTHS ENDED:
                                                 December 31,   December 31,
                                                    2006           2005
                                                 ------------   ------------

CASH PROVIDED BY OPERATING ACTIVITIES             $ 53,386       $ 50,692

Changes in assets and liabilities                   (1,336)       (16,089)
Interest net of financing costs                     24,495         13,713
Exploration and dry hole costs                       8,013         12,454
Other non-cash items                                (8,614)        (5,910)
                                                  --------       --------
EBITDAX*                                          $ 76,944       $ 54,860
                                                  --------       --------


* EBITDAX represents net income before income tax expense (benefit), interest and financing costs, depreciation, depletion and amortization expense, gain on sale of oil and gas properties and other investments, unrealized gains
(loss) on derivative contracts, exploration and dry hole costs, abandoned and impaired properties and extraordinary gains. EBITDAX is presented as a supplemental financial measurement in the evaluation of our business. We believe that it provides additional information regarding our ability to meet our future debt service, capital expenditures and working capital requirements. This measure is widely used by investors and rating agencies in the valuation, comparison, rating and investment recommendations of companies. EBITDAX is also a financial measurement that, with certain negotiated adjustments, is reported to our lenders pursuant to our bank credit agreement and is used in the financial covenants in our bank credit agreement and our senior note indentures. EBITDAX is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income, income from operations, or cash flow provided by operating activities prepared in accordance with GAAP.